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                                                                     Exhibit 4.3

                                 CITIGROUP INC.

                                       AND

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

                                     Trustee

                        5.00% SUBORDINATED NOTES DUE 2014

                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of September 16, 2004

                   Supplemental to Indenture dated as of April
                     12, 2001, as supplemented by the First
                     Supplemental Indenture thereto dated as
                      of August 2, 2004, providing for the
                    issuance of Subordinated Debt Securities

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                  SECOND SUPPLEMENTAL INDENTURE, dated as of September 16, 2004
(the "Second Supplemental Indenture"), between CITIGROUP INC., a Delaware corporation, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (as successor-in-interest to Bank One Trust Company, National Association), as trustee (the "Trustee"), supplementing the indenture dated as of April 12, 2001, as amended and supplemented by the first supplemental indenture, dated as of August 2, 2004 (as supplemented, the "Base Indenture").

                  WHEREAS, the Base Indenture provides for the issuance from time to time of subordinated bonds, debentures, notes and other obligations (the "Securities");

                  WHEREAS, pursuant to Section 13.01(e) of the Base Indenture, the Company and the Trustee may enter into one or more supplemental indentures to establish the form or terms of its Securities of any series as permitted by Sections 2.01 and 2.02 thereof;

                  WHEREAS, the Company has duly authorized the creation of a series of its Securities denominated as the "5.00% Subordinated Notes due 2014" (the "Notes");

                  WHEREAS, the entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture; and

                  WHEREAS the Company has duly authorized the execution and delivery of this Second Supplemental Indenture, the issuance of the Notes as provided for in this Second Supplemental Indenture, and the creation of this Second Supplemental Indenture as a valid agreement of the Company.

                  NOW, THEREFORE, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE ONE

                                   Definitions

                  Section 101 Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto under the Base Indenture. The words "herein," "hereof" and "hereby" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof. Unless the context otherwise requires, the terms defined in this Section 101 shall for all purposes of this Second Supplemental Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:

                  "Additional Note Board Resolutions" means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company (or by the Funding Committee of the Board of Directors or any other committee of the Board of Directors or committee of officers or other representatives of the Company, to the extent that any such committee or committees have been authorized by the Board of Directors to establish or approve the matters contemplated by section

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206 hereof) and to be in full force and effect on the date of such certification and delivered to the Trustee providing for the issuance of Additional Notes.

                  "Additional Note Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article 13 of the Base Indenture providing for the issuance of Additional Notes.

                  "Additional Notes" means the Subordinated Debt Securities originally issued after the Issue Date pursuant to Section 207 hereof, including any replacement Notes and any Exchange Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

                  "Agent Members" has the meaning assigned to it in Section 203 hereof.

                  "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A hereto, with appropriate legends as specified in Section 204 hereof and Exhibit A hereto.

                  "Distribution Compliance Period" means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S) pursuant to Regulation S and (b) the issue date for such Notes.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means debt securities of the Company substantially identical in all material respects to Notes originally issued pursuant to an exemption from registration under the Securities Act (except that the transfer restrictions pertaining thereto will be modified or eliminated, as appropriate), to be issued pursuant to this Indenture pursuant to a Registered Exchange Offer for a like principal amount of Notes originally issued pursuant to an exemption from registration under the Securities Act, and any replacement Notes issued therefor in accordance with this Indenture.

                  "Exchange Offer Registration Statement" shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

                  "Global Note" means, with respect to the Notes, any Note issued in fully-registered certificated form to the Note Depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A hereto, with appropriate legends as specified in Section 204 hereof and Exhibit A hereto.

                  "Holder" means the Person in whose name a Note is registered in the Note register.

                  "Indenture" means the Base Indenture as supplemented by this Second Supplemental Indenture, including the terms of the Securities.

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                  "Interest Payment Date" means, with respect to the Notes, the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A hereto.

                  "Issue Date" means September 16, 2004.

                  "Issue Date Notes" means the $o aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes and Exchange Notes issued therefor in accordance with this Indenture.

                  "Issue Date Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 16, 2004, between the Company and Citigroup Global Markets Inc.

                   "Non-U.S. Person" means a person that is not a U.S. person, as defined in Regulation S.

                  "Note Custodian" means the custodian with respect to any Global Note appointed by the Note Depositary, or any successor Person thereto, and shall initially be Citibank, N.A.

                  "Note Depositary" means, with respect to the Notes, The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

                  "Notes" has the meaning assigned to it in the recitals hereto.

                  "Paying Agent" means the office or agency maintained by the Company in the Borough of Manhattan, City of New York, where Notes may be presented for payment as provided in Section 5.02 of the Base Indenture, which shall initially be Citibank, N.A.

                  "Private Exchange Notes" shall have the meaning assigned to such term in the Registration Rights Agreement.

                  "Private Placement Legend" has the meaning assigned to it in
Section 204(b) hereof.

                  "QIB" means a "qualified institutional buyer" as defined in Rule l44A.

                  "Record Date" has the meaning, with respect to the Notes, assigned to it in the Form of Face of Note contained in Exhibit A hereto.

                  "Registered Exchange Offer" means an exchange offer by the Company registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of like principal amount not bearing the Private Placement Legend.

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                  "Registrar" means the office or agency maintained by the
Company in the Borough of Manhattan, City of New York, where Notes may be presented or surrendered for registration of transfer or for exchange, which shall initially be Citibank, N.A.

                  "Registration Rights Agreement" means the registration rights agreement between the Company and one or more investment banks acting as initial purchasers in connection with any issuance of Notes under this Indenture, including the Issue Date Registration Rights Agreement.

                  "Regulation S" means Regulation S under the Securities Act (or any successor rule).

                  "Regulation S Global Note" has the meaning assigned to it in
Section 202(e) hereof.

                  "Resale Restriction Termination Date" means, for any Restricted Note (or beneficial therein), two years (or such other period specified in Rule 144(k) of the Securities Act) from the Issue Date or, if any Additional Notes that are Restricted Notes have been issued before the Resale Restriction Termination Date for any Restricted Notes, from the latest original issue date of such Additional Notes.

                  "Restricted Notes" means any Issue Date Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act or any Exchange Note, until such time as:

                  (i) such Note (or beneficial interest therein) or Additional Note (or beneficial interest therein) has been exchanged for a corresponding Exchange Note pursuant to an Exchange Offer Registration Statement or transferred pursuant to a Shelf Registration Statement;

                  (ii) the Resale Restriction Termination Date therefor has passed;

                  (iii) such Note is a Regulation S Global Note and the Distribution Compliance Period has terminated; or

                  (iv) the Private Placement Legend thereon has otherwise been removed pursuant to Section 205 hereof or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

                  "Rule 144A Global Note" has the meaning assigned to it in
Section 202(d) hereof.

                  "Second Supplemental Indenture" has the meaning assigned to it in the recitals hereto.

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                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

                  "Trustee" has the meaning assigned to it in the recitals hereto.

                  Section 102 Conflicts with Base Indenture. In the event that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Second Supplemental Indenture shall control.

                                   ARTICLE TWO

                                    The Notes

                  Section 201 Form of Notes. The Notes and Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto.

                  Section 202 Amount, Series and Terms.

                  (a) There is hereby created under this Indenture a series of Securities known and designated as the "5.00% Subordinated Notes Due 2014." The aggregate principal amount of Notes that may be authenticated and delivered under this Second Supplemental Indenture is not limited.

                  (b) The terms and provisions of the Notes, the form of which is in Exhibit A hereto, shall constitute, and are hereby expressly made, a part of this Indenture, and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

                  (c) The Notes may have notations, legends or endorsements as specified in Section 204 hereof or as otherwise required by law, stock exchange rule or Note Depositary rule or usage. The Company and the Trustee shall approve the form of the Notes and the Company shall approve any notation legend or endorsement on them. Each Note shall be dated the date of its authentication.

                  (d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a "Rule 144A Global Note").

                  (e) Notes originally offered and sold outside the United States of America will be issued in the form of one or more permanent Global Notes (each, the "Regulation S Global Note").

                  Section 203 Global Note Provisions.

                  (a) Each Global Note initially shall: (i) be registered in the name of the Note Depositary or the nominee of the Note Depositary, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 204 hereof and Exhibit A hereto. Any

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Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

                  (b) Members of, or participants in, the Note Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Note Depositary or by the Note Custodian under such Global Note, and the Note Depositary may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Note Depositary or impair, as between the Note Depositary and its Agent Members, the operation of customary practices of the Note Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

                  (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

                  (i) the Note Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Note Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Note Depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, or

                  (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable.

         In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee or the Authentication Agent shall authenticate and deliver, to each beneficial owner identified by the Note Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                  Section 204 Legends.

                  (a) Each Global Note shall bear the legend specified therefor in Exhibit A hereto on the face thereof.

                  (b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A hereto on the face thereof (the "Private Placement Legend").

                  Section 205 Transfer and Exchange.

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                  (a) The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted
Note: If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Note Custodian and Registrar of:

                  (i) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

                  (ii) a certificate in the form of Exhibit C hereto from the transferor,

and (y) subject to the rules and procedures of the Note Depositary, the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

                  (b) If the owner of an interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor, (x) upon receipt by the Note Custodian and Registrar of:

                  (i) instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and

                  (ii) a certificate in the form of Exhibit B hereto duly executed by the transferor,

and (y) in accordance with the rules and procedures of the Note Depositary, the Note Custodian and Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

                  (c) Other Transfers. Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of the Note Depositary, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with paragraph (d) of this
Section 205.

                  (d) Use and Removal of Private Placement Legends. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global
Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial

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interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 203(c) hereof) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

                  (i) such Notes (or beneficial interests) are exchanged in a Registered Exchange Offer;

                  (ii) such Notes (or beneficial interests) are transferred pursuant to a Shelf Registration Statement;

                  (iii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D hereto, and an Opinion of Counsel reasonably satisfactory to the Registrar;

                  (iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

                  (v) in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (v) of this paragraph d. The Company shall deliver to the Trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

                  (e) Consolidation of Global Notes and Exchange of Certificated Notes for Beneficial Interests in Global Notes.

                  (i) If a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) is Outstanding at the time of a Registered Exchange Offer, any interests in a Global Note exchanged in such Registered Exchange Offer shall be exchanged for interests in such Outstanding Global Note.

                  (ii) Nothing in this Indenture shall provide for the consolidation of any Notes with any other Notes to the extent that they constitute, as determined pursuant to an Opinion of Counsel, different classes of securities for U.S. federal income tax purposes.

                  (f) Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written

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communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  (g) Execution, Authentication of Notes, etc.

                           (i) Subject to the other provisions of this Section 205, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Certificated Notes and Global Notes at the Registrar's or co-Registrar's request. In accordance with the Registration Rights Agreement, the Company will execute and upon Company Order the Trustee will authenticate Exchange Notes or Private Exchange Notes, as the case may be, in exchange for Issue Date Notes.

                           (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer.

                           (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

                           (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

                           (v) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

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                  (h) No Obligation of the Trustee.

                           (i) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, the Note Depositary or other Person with respect to the accuracy of the records of the Note Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Note Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Note Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Note Depositary subject to the applicable rules and procedures of the Note Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Note Depositary with respect to its members, participants and any beneficial owners.

                           (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Note Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Section 206 Additional Interest Under Registration Rights Agreements. Under certain circumstances, the Company may be obligated to pay additional interest to Holders, all as and to the extent set forth in the Issue Date Registration Rights Agreement or any Registration Rights Agreement applicable to the Additional Notes. The terms thereof are hereby incorporated herein by reference and such additional interest is deemed to be interest for purposes of this Indenture.

                  Section 207 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes ("Additional Notes") having terms and conditions set forth in Exhibit A hereto identical to those of the other Outstanding Notes, except that Additional Notes:

                  (i) may have a different issue date from other Outstanding Notes;

                  (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes;

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                  (iii) may have terms specified in the Additional Note Board
         Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A hereto (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes); and

                  (iv) may be entitled to additional interest as provided in
         Section 207 herein not applicable to other Outstanding Notes and may not be entitled to such additional interest applicable to other Outstanding Notes;

provided, that no adjustment pursuant to this Section 207 shall cause such Additional Notes to constitute a different class of securities than the Issue Date Notes for U.S. federal income tax purposes except for Additional Notes that have a separate CUSIP number from other Outstanding Notes pending performance by the Company of its obligations under a Registration Rights Agreement applicable thereto.

                                  ARTICLE THREE

                                  Miscellaneous

                  Section 301 The Trustee accepts the trusts created by this Second Supplemental Indenture upon the terms and conditions set forth in the Base Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Second Supplemental Indenture or the due execution hereof by the Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                  Section 302 Except as hereby expressly modified, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall take effect on the date hereof.

                  Section 303 This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

                  J.P. Morgan Trust Company, National Association, hereby accepts the trusts in this Second Supplemental Indenture declared and provided, upon the terms and conditions herein set forth.

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                  IN WITNESS WHEREOF, each of CITIGROUP INC. and J.P. MORGAN
TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, has caused this Second Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly authorized, as of September 16, 2004

                                             CITIGROUP INC.

                                             By: /s/ Martin A. Waters
                                                ------------------------------
                                                Name:  Martin A. Waters
                                                Title: Assistant Treasurer

                                             J.P. MORGAN TRUST COMPANY,
                                             NATIONAL ASSOCIATION, as Trustee

                                             By: /s/ J.P. MORGAN TRUST COMPANY
                                                     NATIONAL ASSOCIATION
                                                ------------------------------
                                                Name:
                                                Title:

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                                                                       EXHIBIT A

                              FORM OF FACE OF NOTE

[Restricted Notes Private Placement Legend: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
(X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k) (2) OF RULE 902 UNDER) REGULATION S. THE HOLDER HEREOF BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED SEPTEMBER 16, 2004 RELATING TO THE NOTES.]

[To be inserted if the note is a global note: THIS SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY NAMED BELOW OR A NOMINEE OF THE DEPOSITORY. THIS SUBORDINATED NOTE IS NOT EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO

TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SUBORDINATED NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION ABOUT THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY, PLEASE CONTACT CITIGROUP INC. FIXED INCOME INVESTOR RELATIONS AT 153 EAST 53rd STREET, NEW YORK, NEW YORK, TEL. 212-559-5091.

THE SUBORDINATED NOTES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS BUT ARE UNSECURED OBLIGATIONS OF CITIGROUP INC. THE SUBORDINATED NOTES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY OR INSTRUMENTALITY.

                                 CITIGROUP INC.

                5.00% SUBORDINATED NOTES DUE SEPTEMBER 15, 2014.

REGISTERED                                                         REGISTERED

                                                                 CUSIP:  [     ]
                                                                   ISIN: [     ]
                                                            Common Code: [     ]

No.  [     ]                                                            $[     ]

                  CITIGROUP INC., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[ ] on September 15, 2014 and to pay interest thereon from and including September 16, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually, on March 15 and September 15 of each year, commencing March 15, 2005, at the rate of 5.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Subordinated
Note is registered at the close of business on the Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business
Day) immediately preceding such Interest Payment Date.

                  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may either be paid to the Person in whose name this Subordinated Note is registered at the close of business on a subsequent Record Date, such subsequent Record Date to be not less than five days prior to the date of payment of such defaulted interest, notice whereof shall be given to holders of Subordinated Notes of this series not less than 15 days prior to such subsequent Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Interest hereon will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

                  If either an Interest Payment Date or the Maturity of the Subordinated Notes falls on a day that is not a Business Day, such Interest Payment Date or Maturity will be the next succeeding Business Day. If a date for payment of interest or principal on the Subordinated Notes falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

                  For these purposes, "Business Day" means any day which is a day on which commercial banks settle payments and are open for general business in The City of New York.

                  Payment of the principal of and interest on this Subordinated Note will be made at the office or agency of the Trustee maintained for that purpose in The City of New York.

                  Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee or by an authenticating agent on behalf of the Trustee by manual signature, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: September 16, 2004

                                                     CITIGROUP INC.

                                                     By:_____________________
                                                     Title:  Assistant Treasurer

ATTEST:

By:_________________________
Assistant Secretary

                  This is one of the Subordinated Notes of the series issued under the within-mentioned Indenture.

Dated: September 16, 2004

                                                     J.P MORGAN TRUST COMPANY,
                                                     NATIONAL ASSOCIATION
                                                     as Trustee

                                                     By:_____________________
                                                     Name:
                                                     Title:

                                                              -- OR --

                                                     CITIBANK, N.A.,
                                                     as Authenticating Agent

                                                     By:_____________________
                                                     Name:
                                                     Title:

                             FORM OF REVERSE OF NOTE

                  This Subordinated Note is one of a duly authorized issue of Securities of the Company (the "Subordinated Notes"), issued and to be issued in one or more series under the Indenture, dated as of April 12, 2001, as supplemented by the First Supplemental Indenture, dated as of August 2, 2004, and the Second Supplemental Indenture, dated as of September 16, 2004 (together, the "Indenture"), as supplemented and amended from time to time, each between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, National Association.), as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Subordinated Notes and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. This Subordinated Note is one of the series designated on the face hereof, initially limited in aggregate principal to $o.

                  The Company covenants and agrees that the indebtedness evidenced by the Subordinated Notes is subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) to the extent provided in the Indenture, and each holder of Subordinated Notes, by his or her acceptance thereof, likewise covenants and agrees to the subordination provided in the Indenture (including Article Fourteen thereof) and shall be bound by the provisions thereof.

                  In the event that the Company shall default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable after any applicable grace period, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on the indebtedness evidenced by the Subordinated Notes, or in respect of any redemption, retirement or other acquisition of any of the Subordinated Notes, except that holders of Subordinated Notes may receive and retain (x) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Subordinated Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and (y) payments made from a defeasance trust created pursuant to Article Eleven of the Indenture.

                  In the event of:

                  (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

                  (ii) any proceeding for liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

                  (iii) any assignment by the Company for the benefit of creditors, or

                  (iv) any other marshalling of the assets of the Company,

all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Subordinated Notes on account thereof (except as provided in the next sentence). Any payment or distribution, whether in cash, securities or other property (other than (x) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Subordinated Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and (y) payments made from a defeasance trust created pursuant to Article Eleven of the Indenture), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Subordinated Notes shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

                  If an event of default (as defined in the Indenture) with respect to Subordinated Notes of this series shall occur and be continuing, the principal of the Subordinated Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Subordinated Note upon compliance by the Company with certain conditions set forth in Article Eleven thereof, which provisions apply to this Subordinated Note.

                  The Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of Securities, to establish, among other things, the form and terms of any series of Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than a majority of the principal amount of Securities at the time Outstanding which are affected thereby, to modify the Indenture or any supplemental indenture or the rights of the holders of Securities of such series to be affected, provided that no such modification shall, without the consent of the holder of each Outstanding Security so affected, (x) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium thereon, or change any place of payment where, or the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption on or after the Redemption Date) or modify the provisions of the Indenture with respect to the subordination of the Securities in a manner adverse to the

Securityholders or (y) reduce the aforesaid percentage in principal amount of the Outstanding Securities of any series, the consent of the holders of which is required for any supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Indenture, or (z) modify certain other provisions of the Indenture, as set forth in Section 13.02 of the Base Indenture.

                  No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  This Subordinated Note is a Global Security registered in the name of a nominee of the Note Depositary. This Subordinated Note is exchangeable for Subordinated Notes registered in the name of a person other than the Note Depositary or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for a definitive Subordinated Notes in certificated form, this Subordinated Note may not be transferred except as a whole by the Note Depositary to a nominee of the Note Depositary or by a nominee of the Note Depositary to the Note Depositary or another nominee of the Note Depositary.

                  The Subordinated Notes represented by this Global Security are exchangeable for definitive Subordinated Notes in certificated form of like tenor as such Subordinated Notes in denominations of $1,000 and integral multiples thereof only if any Subordinated Notes that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Subordinated Notes issuable in authorized denominations and registered in such names as the Note Depositary shall direct. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Subordinated Notes in certificated form is registrable in the register maintained by the Company in The City of New York for such purpose, upon surrender of the definitive Subordinated Note for registration of transfer at the office or agency of the registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the registrar duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Subject to the foregoing, this Subordinated Note is not exchangeable, except for a Global Security or Global Securities of this issue of the same principal amount to be registered in the name of the Note Depositary or its nominee.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Subordinated Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Company will pay additional amounts ("Additional Amounts") to the beneficial owner of any Subordinated Note that is a non-United States person in order to ensure that every net payment on such Subordinated Note will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a "net payment" on a Subordinated Note means a payment by the Company or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These Additional Amounts will constitute additional interest on the Subordinated Note.

                  The Company will not be required to pay Additional Amounts, however, in any of the circumstances described in items (1) through (13) below.

         (1) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  (a) having a relationship with the United States as a citizen, resident or otherwise;

                  (b)      having had such a relationship in the past or

                  (c)      being considered as having had such a relationship.

         (2) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  (a) being treated as present in or engaged in a trade or business in the United States;

                  (b) being treated as having been present in or engaged in a trade or business in the United States in the past or

                  (c) having or having had a permanent establishment in the United States.

         (3) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been, any of the following (as these terms are defined in the Internal Revenue Code of l986, as amended):

                  (a)      personal holding company;

                  (b)      foreign personal holding company;

                  (c) foreign private foundation or other foreign tax-exempt organization;

                  (d)      passive foreign investment company;

                  (e)      controlled foreign corporation or

                  (f) corporation which has accumulated earnings to avoid United States federal income tax.

         (4) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote or by reason of the beneficial owner being a bank that has invested in a Subordinated Note as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, "beneficial owner" means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power an estate or trust administered by a fiduciary holder.

         (5) Additional Amounts will not be payable to any beneficial owner of a Subordinated Note that is a:

                  (a)      fiduciary;

                  (b)      partnership;

                  (c)      limited liability company or

                  (d)      other fiscally transparent entity

                  or that is not the sole beneficial owner of the Subordinated Note, or any portion of the Subordinated Note. However, this exception to the obligation to pay Additional Amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

         (6) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay Additional Amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

         (7) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a Subordinated Note by the Company or a paying agent.

         (8) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

         (9) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a Subordinated Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

         (10) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any:

                  (a)      estate tax;

                  (b)      inheritance tax;

                  (c)      gift tax,

                  (d)      sales tax

                  (e)      excise tax;

                  (f)      transfer tax;

                  (g)      wealth tax;

                  (h)      personal property tax or

                  (i) any similar tax, assessment or other governmental charge.

         (11) Additional Amounts will be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a Subordinated Note if such payment can be made without such withholding by any other paying agent.

         (12) Additional amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive.

         (13) Additional Amounts will not be payable if a payment on a Subordinated Note is reduced as a result of any combination of items (1) through (12) above.

                  Except as specifically provided herein, the Company will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

                  As used in this Subordinated Note, "United States person" means:

                  (a) any individual who is a citizen or resident of the United States;

                  (b) any corporation, partnership or other entity treated as a corporation of a partnership created or organized in or under the laws of the United States or any political subdivision thereof;

                  (c) any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and

                  (d) any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

                  Additionally, "non-United States person" means a person who is not a United States person, and "United States" means the United States of America including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

                  Except as provided below, the Subordinated Notes may not be redeemed prior to maturity.

         (1) The Company may, at its option, redeem the Subordinated Notes if:

                  (a) the Company becomes or will become obligated to pay Additional Amounts as described above;

                  (b) the obligation to pay Additional Amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after September 13, 2004; and

                  (c) the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the

                           Subordinated Notes or taking any action that would entail a material cost to the Company.

         (2) The Company may also redeem the Subordinated Notes, at its option, if:

                  (a) any act is taken by a taxing authority of the United States on or after September 13, 2004, whether or not such act is taken in relation to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay Additional Amounts as described above;

                  (b) the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the Subordinated Notes or taking any action that would entail a material cost to the Company; and

                  (c) the Company receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company will or may be required to pay the Additional Amounts described above, and delivers to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Subordinated Notes pursuant to their terms.

Any redemption of the Subordinated Notes as set forth in clauses (1) or (2) above shall be in whole, and not in part, and will be made at a redemption price equal to 100% of the principal amount of the Subordinated Notes Outstanding plus accrued interest thereon to the date of redemption. Holders shall be given not less than 30 days nor more than 60 days prior notice by the Trustee of the date fixed for such redemption.

                  All terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Subordinated Notes are governed by the laws of the State of New York.

                      [To be attached to Global Notes only:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                  The following increases or decreases in this Global Note have been made:

                                                                   Principal Amount of      Signature of
                  Amount of decrease in   Amount of increase in    this Global Note         authorized signatory
                  Principal Amount of     Principal Amount of      following such           of Trustee or Note
Date of Exchange  this Global Note        this Global Note         decrease or increase     Custodian
----------------  ---------------------   ---------------------    --------------------     ---------------------

                                                                       EXHIBIT B

                             Certificate of Transfer

                    (To be executed by the registered holder
                  if such holder desires to transfer this Note)

_________________
_________________
New York, New York____

FOR VALUE RECEIVED ______________________hereby sells, assigns and transfers unto

               PLEASE INSERT SOCIAL SECURITY OR OTHER
               TAX IDENTIFYING NUMBER OF TRANSFEREE

__________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Please print name and address of transferee)

________________________________________________________________________________
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer this Note on the Debt Security Register relating to this Note, with full power of substitution.

Dated:

                           _____________________________________________________
                           Signature

                           _____________________________________________________
                           Signature Guaranteed

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

[CHECK ONE BOX BELOW]

(1)      [ ]          to the Company; or

(2)      [ ]          inside the United States to a "qualified institutional
                      buyer" (as defined in Rule 144A under the Securities Act
                      ("Rule 144A")) ("QIB") that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(3)      [ ]          outside the United States in accordance with Regulation S
                      under the Securities Act; or

(4)      [ ]          pursuant to an exemption from registration under the
                      Securities Act provided by Rule 144 under the Securities
                      Act.

                                                                       EXHIBIT C

                     FORM OF CERTIFICATE FOR TRANSFER TO QIB

                                                   [Date]

Citibank, N.A.
111 Wall Street, 15th Floor
New York, NY 10005
Attention: Customer Service
Fax: 212-657-1020

                  Re: 5.00% Subordinated Notes Due 2014 (the "Notes") of Citigroup Inc. (the "Company")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture, dated as of April 12, 2001, as supplemented by the First Supplemental Indenture, dated as of August 2, 2004, and the Second Supplemental Indenture, dated as of September 16, 2004 (as further amended and supplemented from time to time, the "Indenture"), each between the Company and J.P. Morgan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to $___________ aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global
Note: which represents an interest in a Regulation S Global Note beneficially owned by] the undersigned (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

                  In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________
                  Authorized Signature

                                                                       EXHIBIT D

                        FORM OF CERTIFICATE FOR TRANSFER
                            PURSUANT TO REGULATION S

                                                 [Date]

Citibank, N.A.
111 Wall Street, 15th Floor
New York, NY 10005
Attention: Customer Service
Fax: 212-657-1020

                  Re: 5.00% Subordinated Notes Due 2014 (the "Notes") of Citigroup Inc. (the "Company")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture, dated as of April 12, 2001, as supplemented by the First Supplemental Indenture, dated as of August 2, 2004, and the Second Supplemental Indenture, dated as of September 16, 2004 (as further amended and supplemented from time to time, the "Indenture"), each between the Company and J.P. Morgan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  In connection with our proposed sale of $________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: , which represent an interest in a 144A Global Note beneficially owned by] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Notes was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (e) we are the beneficial owner of the principal amount of Notes being transferred.

                  In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________
                  Authorized Signature

                                                                       EXHIBIT E

                        FORM OF CERTIFICATE FOR TRANSFER
                              PURSUANT TO RULE 144

                                                 [Date]

Citibank, N.A.
111 Wall Street, 15th Floor
New York, NY 10005
Attention: Customer Service
Fax: 212-657-1020

                  Re: 5.00% Subordinated Notes Due 2014 (the "Notes") of Citigroup Inc. (the "Company")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture, dated as of April 12, 2001, as supplemented by the First Supplemental Indenture, dated as of August 2, 2004, and the Second Supplemental Indenture, dated as of September 16, 2004 (as further amended and supplemented from time to time, the "Indenture"), each between the Company and J.P. Morgan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  In connection with our proposed sale of $________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: , which represent an interest in a 144A Global Note beneficially owned by] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________
                  Authorized Signature

                                       E-1